Exhibit 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of November 13, 2024, is made by DAMON MOTORS, INC., a British Columbia corporation (“Guarantor”), in favor of STREETERVILLE CAPITAL, LLC, a Utah limited liability company (the “Secured Party”).

A.	Grafiti Holding, Inc., a British Columbia corporation (“Company”), issued to Secured Party a certain Secured Promissory Note dated as of June 26, 2024, as may be amended from time to time (the “Note”), pursuant to a certain Note Purchase Agreement dated as of June 26, 2024 between Company and Secured Party (the “Purchase Agreement”).

B.	Guarantor agreed to guarantee Company’s obligations under the Note pursuant to that certain Guaranty between Guarantor and Secured Party dated June 26, 2024 (the “Guaranty”).

C.	Guarantor has agreed to enter into that certain Security Agreement of even date herewith between Guarantor and Secured Party (the “Security Agreement”) and to grant Secured Party a security interest in certain “Collateral” as defined in the Security Agreement.

D.	Under the terms of the Security Agreement, Guarantor has granted to Secured Party a security interest in, among other property, certain intellectual property of Guarantor, and has agreed to execute and deliver this IP Security Agreement for recording with governmental authorities, including, but not limited to, the United States Patent and Trademark Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Security. Guarantor hereby pledges and grants to Secured Party a security interest in and to all of the right, title, and interest of such Guarantor in, to, and under the following (the “IP Collateral”):

(a) All patents, patent applications, trademarks and trademark applications of Guarantor, including but not limited to, those set forth on Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof, and amendments thereto;

(b) all rights of any kind whatsoever of Guarantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(c) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(d) any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Recordation. Guarantor authorizes the Commissioner for Patents and the Commissioner for Trademarks in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Security Agreement upon request by the Secured Party.

3. Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, the Purchase Agreement, the Note and all other documents related thereto and entered into in connection therewith (the “Loan Documents”), which are hereby incorporated by reference. The provisions of the Loan Documents shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Secured Party with respect to the IP Collateral are as provided by the Loan Documents and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4. Complete List. Guarantor represents and warrants to Secured Party that Schedule 1 attached hereto is a true, complete and accurate list of all patents, patent applications, trademarks and trademark applications owned by Guarantor.

5. Execution in Counterparts. This IP Security Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6. Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7. Governing Law; Arbitration. This IP Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Utah, without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction), and will be subject to the Arbitration Provisions (as defined in the Purchase Agreement) attached as an exhibit to the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DAMON MOTORS, INC.

By:	/s/ Damon Jay Giraud
Damon Jay Giraud, CEO

Address for Notices:

510 West Georgia Street, Suite 1800
Vancouver, British Columbia V6B0M3

AGREED TO AND ACCEPTED:

STREETERVILLE CAPITAL, LLC

By:	/s/ John M. Fife
John M. Fife, President

Address for Notices:

297 Auto Mall Dr. #4
St. George, Utah 84770

[Signature Page to Intellectual Property Security Agreement]

SCHEDULE 1

INTELLECTUAL PROPERTY

(See attachment)